UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2024

Vor Biopharma Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39979	81-1591163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cambridgepark Drive
Suite 101
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-6580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 26, 2024, Vor Biopharma Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Company, in a private placement, agreed to issue and sell to the Investors an aggregate of (i) 55,871,260 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) accompanying warrants (the “Common Stock Warrants” and together with the Shares, the “Securities”) to purchase up to 69,839,075 shares of Common Stock (the “Warrant Shares”), at a price per Share and Common Stock Warrant of $0.99425, for gross proceeds of approximately $55.6 million (the “Private Placement”). The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Investors, on the other hand, and customary conditions to closing. The closing of the Private Placement is expected to occur on December 30, 2024.

Each Common Stock Warrant has an exercise price of $0.838 per Warrant Share. The Common Stock Warrants will be exercisable immediately and will expire seven years from the date of issuance. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Common Stock Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to any other percentage not in excess of the lower of (i) 49.99% or (ii) such percentage that, if the Common Stock Warrant was exercised to the fullest extent, would not result in a change of control under Nasdaq Stock Market Listing Rule 5635(b) or any successor rule, upon 61 days’ notice to the Company, subject to the terms of the Common Stock Warrants.

Stifel, Nicolaus & Company (“Stifel”) is acting as sole placement agent for the Private Placement. The Company has agreed to pay Stifel customary placement fees in its capacity as placement agent for the sale of Securities to investors other than RA Capital Management, L.P. or its affiliates. The Company intends to use the net proceeds from the Private Placement to fund clinical and preclinical development of its pipeline candidates and for general corporate purposes.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated December 26, 2024 (the “Registration Rights Agreement”) with the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Registration Statement”) to register for resale the Shares and the Warrant Shares within 30 days of the closing date of the Private Placement and to use its reasonable efforts to have the Registration Statement declared effective within 75 days of the initial filing date of the Registration Statement, subject to extension under the terms of the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement, Common Stock Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Common Stock Warrant and the form of Registration Rights Agreement, which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and the Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above regarding the Private Placement are incorporated into this Item 3.02.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. Each of the Investors has represented that it is a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act, that it is purchasing the Securities solely for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities in violation of the Securities Act. The sale of the Securities did not involve a public offering and was made without general solicitation or general advertising.

Item 7.01 Regulation FD Disclosure.

On December 27, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the U.S. Securities Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events

On December 27, 2024, the Company announced that it expects to announce updated clinical data from Phase 1/2 VBP301 trial of VCAR33ALLO in the first half of 2025 and updated clinical data from Phase 1/2a VBP101 trial of trem-cel in combination with Mylotarg in the second half 2025. The Company expects that the net proceeds from the Private Placement will extend cash runway through the release of updated data from the VBP301 and VBP101 trials in 2025.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Warrant.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

99.1	Press Release, dated December 27, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “can,” “continue,” “could,” “design,” “enable,” “expect,” “initiate,” “intend,” “may,” “on-track,” “ongoing,” “plan,” “potential,” “should,” “target,” “update,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this Current Report on Form 8-K include the Company’s expectations regarding the closing of the Private Placement and the use of proceeds therefrom, the anticipated filing of a registration statement to cover resales of the Shares and Warrant Shares, the timing of the availability and announcement of data from its clinical trials, including the Phase 1/2 VBP301 trial of VCAR33ALLO and the Phase 1/2a VBP101 trial of trem-cel in combination with Mylotarg, and its expected cash runway. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; uncertainties regarding regulatory approvals to conduct trials or to market products; the success of the Company’s in-house manufacturing capabilities and efforts; and availability of funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements and the Company’s ability to continue as a going concern. These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s most recent annual or quarterly report and in other reports it has filed or may file with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vor Biopharma Inc.

By:	/s/ Robert Ang
Robert Ang
Chief Executive Officer

Date: December 27, 2024